Exhibit 99.1

CONTACT:	Lindsey Crabbe	FOR IMMEDIATE RELEASE
(214) 874-2339

CAPSTEAD MORTGAGE CORPORATION
ANNOUNCES SECOND QUARTER 2014 RESULTS

DALLAS – July 30, 2014 – Capstead Mortgage Corporation (NYSE: CMO) (“Capstead” or the “Company”) today announced financial results for the quarter ended June 30, 2014.

Second Quarter 2014 Highlights

•	Generated earnings of $36.6 million or $0.35 per diluted common share
•	Paid common dividend of $0.34 per common share
•	Financing spreads on residential mortgage investments decreased eight basis points to 1.22% with mortgage prepayments increasing 2.06% CPR to 17.22% CPR
•	Book value increased $0.10 to $12.69 per common share
•	Agency-guaranteed ARM portfolio and leverage ended the quarter at $13.71 billion and 8.52 times long-term investment capital, respectively

Capstead reported net income of $36.6 million or $0.35 per diluted common share for the quarter ended June 30, 2014.  This compares to net income of $38.4 million or $0.37 per diluted common share for the quarter ended March 31, 2014.  The Company paid a second quarter 2014 dividend of $0.34 per common share on July 18, 2014.

Second Quarter Earnings and Related Discussion

Capstead is a self-managed real estate investment trust, or REIT, for federal income tax purposes. The Company earns income from investing in a leveraged portfolio of short-duration residential adjustable-rate mortgage pass-through securities, referred to as ARM securities, issued and guaranteed by government-sponsored enterprises, either Fannie Mae or Freddie Mac, or by an agency of the federal government, Ginnie Mae.  This strategy differentiates the Company from its peers because ARM loans underlying its investment portfolio can reset to more current interest rates within a relatively short period of time.  This positions the Company to benefit from a potential recovery in financing spreads that typically contract during periods of rising interest rates and can result in smaller fluctuations in portfolio values compared to portfolios containing a significant amount of longer-duration ARM and fixed-rate mortgage securities.  Duration is a common measure of market price sensitivity to interest rate movements and a shorter duration generally indicates less interest rate risk.

For the quarter ended June 30, 2014, the Company reported net interest margins related to its residential mortgage investments of $41.6 million compared to $44.0 million for the quarter ended March 31, 2014.  Financing spreads on residential mortgage investments averaged 1.22% during the second quarter, a decrease of eight basis points from financing spreads earned during the first quarter reflecting an increase in mortgage prepayments from seasonally-low first quarter levels.  Financing spreads on residential mortgage investments is a non-GAAP financial measure based solely on yields on residential mortgage investments, net of borrowing rates on repurchase arrangements and similar borrowings (referred to as repo borrowing rates), adjusted for currently-paying interest rate swap agreements held for hedging purposes.

Yields on Capstead’s residential mortgage investments averaged 1.71% during the second quarter of 2014, a decrease of eight basis points from yields reported for the first quarter.  This decrease is primarily due to a $2.9 million increase in investment premium amortization largely as a result of an increase in average mortgage prepayment rates to an annualized constant prepayment rate, or CPR, of 17.22% from 15.16% CPR reported for the first quarter.  The increase in mortgage prepayments largely reflects seasonal factors, as well as marginally lower prevailing mortgage interest rates.

The following table illustrates the progression of the Company’s portfolio of residential mortgage investments for the quarter and six months ended June 30, 2014 (dollars in thousands):

	Quarter Ended June 30, 2014	Six Months Ended June 30, 2014
Residential mortgage investments, beginning of period	$13,529,211	$13,475,874
Increase in unrealized gains on securities classified as available-for-sale	16,492	33,185
Portfolio acquisitions (principal amount) at average lifetime purchased yields of 2.46% and 2.45%, respectively	851,717	1,496,073
Investment premiums on acquisitions	31,805	56,452
Portfolio runoff (principal amount)	(692,684)	(1,302,755)
Investment premium amortization	(25,141)	(47,429)
Residential mortgage investments, end of period	$13,711,400	$13,711,400
Increase in residential mortgage investments during the indicated periods	$182,189	$235,526

At June 30, 2014 repurchase arrangements and similar borrowings totaled $12.79 billion, consisting primarily of 30-day borrowings with 25 counterparties at interest rates averaging 0.31%, one basis point lower than repo borrowing rates at March 31, 2014.  Repo borrowing rates averaged 0.32% during the second quarter of 2014, two basis points lower than first quarter average rates. After adjusting for currently-paying interest rate swap agreements, portfolio financing-related borrowing rates averaged 0.49% during the second quarter, unchanged from the first quarter as the benefits of lower repo borrowing rates were offset by a greater percentage of swap agreements moving into current-pay status.  During the second quarter, $400 million notional amount of swap agreements requiring fixed rate interest payments averaging 0.51% matured, while $1.10 billion notional amount of previously-acquired forward-starting swap agreements requiring fixed rate interest payments averaging 0.47% moved into current-pay status.  Total portfolio financing-related swap agreements held by the Company increased by $300 million quarter-over-quarter to $7.50 billion notional amount with average contract expirations of 16 months at quarter-end.  These swap agreements consisted of (a) $6.40 billion notional amount of currently-paying swap agreements requiring fixed rate interest payments averaging 0.49% for average remaining interest-payment terms of 14 months, and (b) $1.10 billion notional amount of forward-starting swap agreements with average contract expirations of 25 months that will begin requiring fixed rate interest payments averaging 0.59% for two-year periods that commence on various dates between July and October 2014.  Variable payments that are received by the Company under portfolio financing-related swap agreements typically are based on one-month LIBOR and offset a significant portion of the interest owed on a like amount of the Company’s borrowings under repurchase arrangements.

Capstead remains a clear leader among its mortgage REIT peers in terms of operating efficiency.  Total operating costs, expressed as an annualized percentage of long-term investment capital, averaged 0.80% during the second quarter of 2014 and 0.88% during the first half of 2014.  This compares to an average of 0.89% for all of 2013.

Investment Capital, Portfolio Leverage and Book Value per Common Share

Capstead’s long-term investment capital, which consists of common and perpetual preferred stockholders’ equity and $100 million of long-term, unsecured borrowings, increased by $23 million during the second quarter of 2014 to $1.50 billion at quarter-end.  This increase reflects $12.5 million of new Series E preferred capital issued pursuant to an at-the-market, continuous offering program as well as higher portfolio pricing levels and earnings in excess of common dividend distributions, partially offset by lower pricing levels for interest rate swap agreements held as hedges of the Company’s borrowings.  With portfolio acquisitions exceeding runoff during the quarter, portfolio leverage (related borrowings divided by long-term investment capital) at June 30, 2014 was unchanged from March 31, 2014 at 8.52 to one.  The following table illustrates the progression of the Company’s book value per common share (total stockholders’ equity, less preferred share liquidation preferences, divided by common shares outstanding) for the quarter and six months ended June 30, 2014:

	Quarter Ended June 30, 2014		Six Months Ended June 30, 2014
Book value per common share, beginning of period	$12.59		$12.47
Change in unrealized gains and losses on mortgage securities classified as available-for-sale	0.17		0.34
Change in unrealized gains and losses on interest rate swap agreements designated as cash flow hedges of:
Borrowings under repurchase arrangements	(0.03)		(0.04)
Unsecured borrowings	(0.05)		(0.12)
	0.09	0.7%	0.18	1.5%
Earnings in excess of dividend distributions together with the effects of other capital transactions	0.01	0.1%	0.04	0.3%
Book value per common share, end of period	$12.69		$12.69

Increase in book value per common share during the indicated periods	$0.10	0.8%	$0.22	1.8%

Nearly all of Capstead’s residential mortgage investments and all of its interest rate swap agreements are reflected at fair value on the Company’s balance sheet and are therefore included in the calculation of book value per common share.  Fair value is impacted by market conditions, including changes in interest rates, and the availability of financing at reasonable rates and leverage levels, among other factors.  The Company’s investment strategy attempts to mitigate these risks by focusing on investments in agency-guaranteed residential mortgage pass-through securities, which are considered to have little, if any, credit risk and are collateralized by ARM loans with interest rates that reset periodically to more current levels.  Because of these characteristics, the fair value of Capstead’s portfolio is less vulnerable to significant pricing declines caused by credit concerns or rising interest rates compared to portfolios containing a significant amount of non-agency and/or fixed-rate mortgage securities.

Management Remarks

Commenting on current operating and market conditions, Andrew F. Jacobs, President and Chief Executive Officer, said, “Mortgage prepayments increased from two-year lows reported in the first quarter in large part due to seasonal factors as well as marginally lower mortgage interest rates available to borrowers which translated into a $0.02 per common share decline in our earnings to $0.35 for the quarter.  Book value increased $0.10 per common share during the quarter largely due to higher portfolio pricing levels, and we raised an additional $12.5 million in new 7.50% Series E preferred capital.  We put these increases in our capital base to work by increasing the size of our portfolio, maintaining portfolio leverage at 8.52 to one.  We are very comfortable with this level of leverage given the current health and breadth of the financing market for agency-guaranteed mortgage securities and the composition of our portfolio.

“The trend experienced in recent quarters of marginally lower repo borrowing rates has continued into July, which could, if it persists, offset modest upward pressure on borrowing costs from additional forward-starting swaps moving into current-pay status in the third quarter.  More importantly, a healthy repo market allows us to continue executing our strategy of managing a conservatively leveraged portfolio of agency-guaranteed residential ARM securities that can produce attractive risk-adjusted returns over the long term while reducing, but not eliminating, sensitivity to changes in interest rates.  While we anticipate manageably higher mortgage prepayment rates during the third quarter due primarily to the continuation of the summer selling season and a reasonably strong housing market, we expect mortgage prepayments to again moderate in the fourth quarter. Overall, we view these relatively favorable conditions for borrowings and mortgage prepayments conducive to generating satisfactory returns for the remainder of the year.”

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Thursday, July 31, 2014 at 9:00 a.m. ET.  The conference call may be accessed by dialing toll free (877) 505-6547 in the U.S., (855) 669-9657 for Canada, or (412) 902-6660 for international callers.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.capstead.com, and an audio archive of the webcast will be available for approximately 60 days.  The audio replay will be available one hour after the end of the conference call through September 30, 2014.  The replay can be accessed by dialing toll free (877) 344-7529 in the U.S., (855) 669-9658 for Canada, or (412) 317-0088 for international callers and entering conference number 10049659.

Cautionary Statement Concerning Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “will be,” “will likely continue,” “will likely result,” or words or phrases of similar meaning.  Forward-looking statements are based largely on the expectations of management and are subject to a number of risks and uncertainties including, but not limited to, the following:

•	changes in general economic conditions;

•	fluctuations in interest rates and levels of mortgage prepayments;

•	the effectiveness of risk management strategies;

•	the impact of differing levels of leverage employed;

•	liquidity of secondary markets and credit markets;

•	the availability of financing at reasonable levels and terms to support investing on a leveraged basis;

•	the availability of new investment capital;

•	the availability of suitable qualifying investments from both an investment return and regulatory perspective;

•	changes in legislation or regulation affecting Fannie Mae, Freddie Mac and similar federal government agencies and related guarantees;

•	other changes in legislation or regulation affecting the mortgage and banking industries;

•	changes in market conditions as a result of Federal Reserve monetary policy or federal government fiscal challenges;

•	deterioration in credit quality and ratings of existing or future issuances of Fannie Mae, Freddie Mac or Ginnie Mae securities;

•	changes in legislation or regulation affecting exemptions for mortgage REITs from regulation under the Investment Company Act of 1940; and

•	increases in costs and other general competitive factors.

In addition to the above considerations, actual results and liquidity are affected by other risks and uncertainties which could cause actual results to be significantly different from those expressed or implied by any forward-looking statements included herein.  It is not possible to identify all of the risks, uncertainties and other factors that may affect future results.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed herein may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.  Forward-looking statements speak only as of the date the statement is made and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Accordingly, readers of this document are cautioned not to place undue reliance on any forward-looking statements included herein.

CAPSTEAD MORTGAGE CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except ratios and per share amounts)

	June 30, 2014	December 31, 2013
	(unaudited)

Assets
Residential mortgage investments ($13.44 and $13.12 billion pledged under repurchase arrangements at June 30, 2014 and December 31, 2013, respectively)	$13,711,400	$13,475,874
Cash collateral receivable from interest rate swap counterparties	45,591	25,502
Interest rate swap agreements at fair value	78	5,005
Cash and cash equivalents	500,900	413,356
Receivables and other assets	111,469	96,231
	$14,369,438	$14,015,968
Liabilities
Repurchase arrangements and similar borrowings	$12,786,858	$12,482,900
Interest rate swap agreements at fair value	21,979	11,304
Unsecured borrowings	100,000	100,000
Common stock dividend payable	33,831	30,872
Accounts payable and accrued expenses	25,675	25,109
	12,968,343	12,650,185
Stockholders’ equity
Preferred stock - $0.10 par value; 100,000 shares authorized: 7.50% Cumulative Redeemable Preferred Stock, Series E, 7,438 and 6,861 shares issued and outstanding ($185,961 and $171,521 aggregate liquidation preference) at June 30, 2014 and December 31, 2013, respectively	179,594	165,756
Common stock - $0.01 par value; 250,000 shares authorized: 95,767 and 95,807 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	958	958
Paid-in capital	1,330,648	1,329,792
Accumulated deficit	(346,885)	(349,866)
Accumulated other comprehensive income	236,780	219,143
	1,401,095	1,365,783
	$14,369,438	$14,015,968
Long-term investment capital (Consists of stockholders’ equity and $100 million in long-term, unsecured borrowings) (unaudited)	$1,501,095	$1,465,783
Portfolio leverage (Repurchase arrangements and similar borrowings divided by long-term investment capital) (unaudited)	8.52:1	8.52:1
Book value per common share (based on common shares outstanding and calculated assuming liquidation preferences for preferred stock) (unaudited)	$12.69	$12.47

CAPSTEAD MORTGAGE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Quarter Ended June 30		Six Months Ended June 30
	2014	2013	2014	2013
Interest income:
Residential mortgage investments	$57,092	$51,572	$116,537	$110,040
Other	77	107	138	219
	57,169	51,679	116,675	110,259
Interest expense:
Repurchase arrangements and similar borrowings	(15,542)	(16,749)	(30,949)	(35,217)
Unsecured borrowings	(2,122)	(2,187)	(4,244)	(4,374)
	(17,664)	(18,936)	(35,193)	(39,591)
	39,505	32,743	81,482	70,668
Other revenue (expense):
Salaries and benefits	(985)	(886)	(2,117)	(1,887)
Annual incentive compensation	(397)	(326)	(937)	(880)
Long-term incentive compensation	(624)	(469)	(1,250)	(875)
Other general and administrative expense	(967)	(1,098)	(2,170)	(2,179)
Miscellaneous other revenue (expense)	32	(135)	(53)	(165)
	(2,941)	(2,914)	(6,527)	(5,986)

Income before equity in earnings of unconsolidated affiliates	36,564	29,829	74,955	64,682
Equity in earnings of unconsolidated affiliates	–	65	–	130
Net income	$36,564	$29,894	$74,955	$64,812
Net income available to common stockholders:
Net income	$36,564	$29,894	$74,955	$64,812
Less dividends on preferred shares	(3,449)	(5,867)	(6,687)	(11,137)
Less redemption preference premiums paid	–	(19,924)	–	(19,924)
	$33,115	$4,103	$68,268	$33,751

Net income per common share:
Basic	$0.35	$0.04	$0.72	$0.35
Diluted	0.35	0.04	0.71	0.35

Weighted average common shares outstanding:
Basic	95,399	95,126	95,374	95,073
Diluted	95,626	95,397	95,583	95,359

Cash dividends declared per share:
Common	$0.34	$0.31	$0.68	$0.62
Series A Preferred	–	0.32	–	0.72
Series B Preferred	–	0.25	–	0.57
Series E Preferred	0.47	0.32	0.94	0.32

CAPSTEAD MORTGAGE CORPORATION
CONDENSED QUARTERLY STATEMENTS OF INCOME AND SELECT OPERATING STATISTICS
(unaudited)

	2014		2013
	Q2	Q1	Q4	Q3	Q2
Condensed Quarterly Statements of Income:
(in thousands, except per share amounts)
Interest income on residential mortgage investments (before investment premium amortization)	$82,233	$81,733	$83,254	$85,674	$85,214
Investment premium amortization	(25,141)	(22,288)	(24,800)	(39,031)	(33,642)
Related interest expense	(15,542)	(15,407)	(15,392)	(15,759)	(16,749)
	41,550	44,038	43,062	30,884	34,823
Other interest income (expense) (a)	(2,045)	(2,061)	(2,066)	(2,074)	(2,015)
	39,505	41,977	40,996	28,810	32,808
Salaries and benefits	(985)	(1,132)	(1,058)	(1,017)	(886)
Annual incentive compensation	(397)	(540)	(1,353)	(1,333)	(326)
Long-term incentive compensation	(624)	(626)	(469)	(469)	(469)
Other general and administrative expense	(967)	(1,203)	(1,094)	(1,203)	(1,098)
Miscellaneous other revenue (expense)	32	(85)	(49)	(86)	(135)
	(2,941)	(3,586)	(4,023)	(4,108)	(2,914)
Net income	$36,564	$38,391	$36,973	$24,702	$29,894
Net income per diluted common share	$0.35	$0.37	$0.35	$0.23	$0.04
Core earnings per diluted common share (b)					0.27
Average diluted common shares outstanding	95,626	95,538	95,454	95,416	95,397

Select Operating Statistics:
(dollars in millions, percentages annualized)
Average portfolio outstanding (cost basis)	$13,384	$13,254	$13,413	$13,740	$13,506
Average long-term investment capital (“LTIC”)	1,498	1,485	1,474	1,476	1,638
Financing spreads on residential mortgage investments	1.22%	1.30%	1.25%	0.87%	1.00%
Constant prepayment rate (“CPR”)	17.22	15.16	17.14	25.49	23.12
Operating costs as a percentage of LTIC	0.80	0.96	1.07	1.08	0.68
Return on common equity capital (c)	10.82	11.70	11.07	7.05	7.97

(a)	Consists principally of interest on unsecured borrowings and is presented net of earnings of related statutory trusts. These affiliates were dissolved in December 2013.

(b)	Core earnings per diluted common share is a non-GAAP financial measure that differs from the related GAAP measure of net income per diluted common share by excluding from net income available to common stockholders certain one-time effects of second quarter 2013 preferred capital redemption and issuance transactions totaling $0.23 per common share. Management believes presenting this metric on a core earnings basis provides useful, comparative information for evaluating the Company’s performance.

(c)	Second quarter 2013 return on common equity capital presented above is calculated excluding the one-time effects of the above-mentioned preferred capital transactions. Including these items, the return on common equity capital for the quarter was 1.27%.

CAPSTEAD MORTGAGE CORPORATION
QUARTERLY FINANCING SPREAD ANALYSIS
(unaudited, annualized)

	2014		2013				2012
	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3
Yields on residential mortgage investments: (a)
Cash yields	2.46%	2.46%	2.48%	2.50%	2.52%	2.57%	2.60%	2.65%
Investment premium amortization	(0.75)	(0.67)	(0.74)	(1.14)	(0.99)	(0.84)	(0.84)	(0.79)
Adjusted yields	1.71	1.79	1.74	1.36	1.53	1.73	1.76	1.86
Related borrowing rates: (b)
Repo borrowing rates	0.32	0.34	0.38	0.37	0.39	0.41	0.45	0.41
Fixed swap rates	0.49	0.50	0.52	0.59	0.65	0.71	0.75	0.78
Adjusted borrowing rates	0.49	0.49	0.49	0.49	0.53	0.58	0.63	0.56
Financing spreads on residential mortgage investments	1.22	1.30	1.25	0.87	1.00	1.15	1.13	1.30
CPR	17.22	15.16	17.14	25.49	23.12	20.05	19.99	19.14

(a)	Cash yields are based on the cash component of interest income. Investment premium amortization is determined using the interest method and incorporates actual and anticipated future mortgage prepayments. Both are expressed as a percentage calculated on average amortized cost basis for the indicated periods.

(b)	Repo borrowing rates represent average rates on repurchase agreements and similar borrowings, before consideration of related currently-paying interest rate swap agreements.

Fixed swap rates represent the average fixed-rate payments made on currently-paying interest rate swap agreements used for portfolio hedging purposes and exclude differences between LIBOR-based variable-rate payments received on these swaps and repo borrowing rates, as well as the effects of any hedge ineffectiveness.  These factors equated to 17 and 18 basis points on the average currently-paying swap notional amount outstanding for the second and first quarters of 2014, respectively.

Adjusted borrowing rates reflect repo borrowing rates, fixed swap rates and the above mentioned factors, calculated on average related borrowings outstanding for the indicated periods.

Financing spreads on residential mortgage investments, a non-GAAP financial measure, differs from total financing spreads, an all-inclusive GAAP measure, that is based on all interest-earning assets and all interest-paying liabilities.  Management believes that presenting financing spreads on residential mortgage investments provides useful information for evaluating the performance of the Company’s portfolio.  The following reconciles these two measures.

	2014		2013				2012
	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3
Financing spreads on residential mortgage investments	1.22%	1.30%	1.25%	0.87%	1.00%	1.15%	1.13%	1.30%
Impact of yields on other interest-earning assets*	(0.05)	(0.04)	(0.03)	(0.02)	(0.05)	(0.05)	(0.07)	(0.05)
Impact of borrowing rates on unsecured borrowings and other interest-paying liabilities*	(0.07)	(0.07)	(0.07)	(0.06)	(0.06)	(0.06)	(0.06)	(0.06)
Total financing spreads	1.10	1.19	1.15	0.79	0.89	1.04	1.00	1.19

*	Other interest-earning assets consist of overnight investments and cash collateral receivable from interest rate swap counterparties. Other interest-paying liabilities consist of long-term unsecured borrowings (at a borrowing rate of 8.49%) that the Company considers a component of its long-term investment capital and cash collateral payable to interest rate swap counterparties.

CAPSTEAD MORTGAGE CORPORATION
FAIR VALUE ANALYSIS
(in thousands, unaudited)

	June 30, 2014					December 31, 2013
	Unpaid Principal Balance	Investment Premiums	Basis or Notional Amount	Fair Value	Unrealized Gains (Losses)	Unrealized Gains (Losses)
Residential mortgage investments classified as available-for-sale: (a) (b)
Fannie Mae/Freddie Mac securities:
Current-reset ARMs	$6,131,492	$162,843	$6,294,335	$6,502,211	$207,876	$196,358
Longer-to-reset ARMs	4,459,904	179,853	4,639,757	4,677,806	38,049	15,627
Fixed-rate	39	–	39	41	2	3
Ginnie Mae securities:
Current-reset ARMs	1,296,820	41,160	1,337,980	1,347,672	9,692	11,515
Longer-to-reset ARMs	1,127,621	43,019	1,170,640	1,173,654	3,014	1,945
	$13,015,876	$426,875	$13,442,751	$13,701,384	$258,633	$225,448
Interest rate swap positions (c)			$7,600,000	$(21,901)	$(21,853)	$(6,305)

(a)	Unrealized gains and losses on residential mortgage securities classified as available-for-sale are recorded as a component of Accumulated other comprehensive income in Stockholders’ equity. Gains or losses are generally recognized in earnings only if sold. Residential mortgage securities classified as held-to-maturity with a cost basis of $4 million and unsecuritized investments in residential mortgage loans with a cost basis of $6 million are not subject to mark-to-market accounting and therefore have been excluded from this analysis.

(b)	Capstead classifies its residential ARM securities based on the average length of time until the loans underlying each security reset to more current rates (see page 11 of this release for further information).

(c)	To help mitigate exposure to higher interest rates, Capstead typically uses currently-paying and forward-starting one-month LIBOR-indexed, pay-fixed, receive-variable, interest rate swap agreements with two-year interest payment terms. Additionally, the Company has entered into three forward-starting swap agreements with notional amounts totaling $100 million and terms coinciding with the variable-rate terms of the Company’s long-term unsecured borrowings that begin in 2015 and 2016 and end with their maturities in 2035 and 2036. Swap positions are carried on the balance sheet at fair value with related unrealized gains or losses arising while designated as cash flow hedges for accounting purposes reflected as a component of Accumulated other comprehensive income in Stockholders’ equity and related hedge ineffectiveness recognized in Interest expense. As of June 30, 2014, these swap positions had the following characteristics:

Period of Contract Expiration	Notional Amount	Average Fixed Rate Payment Requirement	Fair Value	Unrealized Gains (Losses)
Currently-paying contracts:
Third quarter 2014	$200,000	0.51%	$(2)	$(2)
Fourth quarter 2014	500,000	0.58	(539)	(539)
First quarter 2015	1,100,000	0.50	(2,168)	(2,162)
Second quarter 2015	200,000	0.43	(445)	(436)
Third quarter 2015	400,000	0.47	(1,075)	(1,075)
Fourth quarter 2015	1,200,000	0.45	(2,709)	(2,678)
First quarter 2016	1,700,000	0.51	(4,787)	(4,787)
Second quarter 2016	1,100,000	0.47	(1,292)	(1,290)
(average expiration: 14 months)	6,400,000	0.49	(13,017)	(12,969)
Forward-starting contracts:
Third quarter 2016	700,000	0.56	(940)	(940)
Fourth quarter 2016	400,000	0.65	57	57
(average expiration: 25 months)	1,100,000	0.59	(883)	(883)
(average expiration: 16 months)	$7,500,000		$(13,900)	$(13,852)
Forward-starting contracts expiring in 2035 and 2036 related to unsecured borrowings	$100,000	4.09	$(8,001)	$(8,001)

After consideration of portfolio financing-related swap positions, Capstead’s residential mortgage investments and related borrowings had durations as of June 30, 2014 of approximately 11½ and 9¼ months, respectively, for a net duration gap of approximately 2¼ months.  Duration is a measure of market price sensitivity to changes in interest rates, and a shorter duration generally indicates less interest rate risk.

CAPSTEAD MORTGAGE CORPORATION
RESIDENTIAL ARM SECURITIES PORTFOLIO STATISTICS
(as of June 30, 2014)
(dollars in thousands, unaudited)

ARM Type (a)	Amortized Cost Basis (b)	Net WAC (c)	Fully Indexed WAC (c)	Average Net Margins (c)	Average Periodic Caps (c)	Average Lifetime Caps (c)	Months To Roll (a)
Current-reset ARMs:
Fannie Mae Agency Securities	$4,609,087	2.31%	2.14%	1.70%	3.34%	9.99%	5.5
Freddie Mac Agency Securities	1,685,248	2.44	2.22	1.82	2.34	10.37	6.5
Ginnie Mae Agency Securities	1,337,980	2.53	1.63	1.51	1.04	8.68	7.2
Residential mortgage loans	3,975	3.46	2.24	2.03	1.51	10.94	4.5
	7,636,290	2.38	2.07	1.70	2.72	9.84	6.0
Longer-to-reset ARMs:
Fannie Mae Agency Securities	2,788,901	2.80	2.26	1.71	4.71	7.81	39.9
Freddie Mac Agency Securities	1,850,856	2.88	2.33	1.78	4.24	7.93	41.7
Ginnie Mae Agency Securities	1,170,640	2.80	1.64	1.51	1.12	7.89	34.9
	5,810,397	2.83	2.16	1.69	3.84	7.87	39.4
	$13,446,687	2.57	2.11	1.69	3.20	8.99	20.4

Gross WAC (rate paid by borrowers) (d)		3.18

(a)	Capstead classifies its ARM securities based on the average length of time until the loans underlying each security reset to more current rates (“months-to-roll”) (less than 18 months for “current-reset” ARM securities, and 18 months or greater for “longer-to-reset” ARM securities). Once an ARM loan reaches its initial reset date, it will reset at least once a year to a margin over a corresponding interest rate index, subject to periodic and lifetime limits or caps.

(b)	Amortized cost basis represents the Company’s investment (unpaid principal balance plus unamortized investment premiums) before unrealized gains and losses. As of June 30, 2014, the ratio of amortized cost basis to related unpaid principal balance for the Company’s ARM securities was 103.28. This table excludes $2 million in fixed-rate Agency Securities, $2 million in fixed-rate residential mortgage loans and $2 million in private residential mortgage pass-through securities held as collateral for structured financings.

(c)	Net WAC, or weighted average coupon, is the weighted average interest rate of the mortgage loans underlying the indicated investments, net of servicing and other fees as of the indicated date. Net WAC is expressed as a percentage calculated on an annualized basis on the unpaid principal balances of the mortgage loans underlying these investments. Fully indexed WAC represents the weighted average coupon upon one or more resets using interest rate indexes and net margins as of the indicated date. Average net margins represent the weighted average levels over the underlying indexes that the portfolio can adjust to upon reset, usually subject to initial, periodic and/or lifetime limits, or caps, on the amount of such adjustments during any single interest rate adjustment period and over the contractual term of the underlying loans. ARM securities issued by the GSEs with initial fixed-rate periods of five years or longer typically have either 200 or 500 basis point initial caps with 200 basis point periodic caps. Additionally, certain ARM securities held by the Company are subject only to lifetime caps or were not subject to a cap. For presentation purposes, average periodic caps in the table above reflect initial caps until after an ARM security has reached its initial reset date and lifetime caps, less related current net WAC, for ARM securities subject only to lifetime caps. At quarter-end, 69% of current-reset ARMs were subject to periodic caps averaging 1.82%; 19% were subject to initial caps averaging 2.95%; 11% were subject to lifetime caps, less related current net WAC, averaging 7.68%; and 1% were not subject to a cap. All longer-to-reset ARM securities at June 30, 2014 were subject to initial caps.

(d)	Gross WAC is the weighted average interest rate of the mortgage loans underlying the indicated investments, including servicing and other fees paid by borrowers, as of the indicated balance sheet date.